As filed with the Securities and                    Commission File No. 0-20598
Exchange Commission on January 4, 2002

                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8


                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933


                            MONOGRAM PICTURES, INC.
                            -----------------------
            (Exact name of registrant as specified in its charter)

                NEVADA                                75-2293489
        -----------------------                ------------------------
     (State or other jurisdiction                  (I.R.S. Employer
    of incorporation organization)                Identification No.)

              1375 S. Ft. Harrison Avenue, Clearwater, FL  33756
              --------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)

                          Shares Issued for Services
                          --------------------------
                           (Full title of the plan)

  Thomas W. Kearney, 1375 S. Ft. Harrison Avenue, Clearwater, Florida  33756
  --------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (727) 461-3200
                                --------------
         (Telephone number, including area code, of agent for service)

                                   COPY TO:
                           William T. Kirtley, Esq.
                           William T. Kirtley, P.A.
                           1776 Ringling Boulevard
                           Sarasota, Florida  34236
                                 941/366-4222


                        CALCULATION OF REGISTRATION FEE
===============================================================================
     Title of                       Proposed       Proposed
   each class of                    maximum        maximum
    securities        Amount        offering       aggregate        Amount of
      to be           to be         price per      offering        registration
    registered      registered      share (1)      price               fee
-------------------------------------------------------------------------------

   Common Stock,     10,000,000       $.22       $2,200,000.00       $526.00
   $.001 par value     shares

===============================================================================
     (1) The maximum offering price was calculated pursuant to Rule 457 based upon the average bid/ask price for the common stock on December 28, 2001.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement has become effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

-------------------------------------------------------------------------------

MONOGRAM PICTURES, INC.

        Cross Reference Sheet Required by Item 501(b) of Regulation S-K

Form S-8 Item Number and Caption                 Caption in Prospectus

1.   Forepart of Registration Statement     Facing Page of Registration
     and Outside Front Cover Page of        Statement and Cover Page of
     Prospectus                             Prospectus

2.   Inside Front and Outside Back          Inside Cover Page of Prospectus and
     Cover Pages of Prospectus              Outside Cover Page of Prospectus

3.   Summary Information, Risk Factors      Not Applicable
     and Ratio of Earnings to Fixed
     Charges

4.   Use of Proceeds                        Not Applicable

5.   Determination of Offering Price        Not Applicable

6.   Dilution                               Not Applicable

7.   Selling Security Holders               Sales by Selling Shareholders

8.   Plan of Distribution                   Cover Pages of Prospectus and Sales
                                            by Selling Shareholders

9.   Description of Securities to be        Grant of Stock Bonus and Sales by
     Registered                             Selling Shareholders

10.  Interest of Named Experts and          Not Applicable
     Counsel

11.  Material Changes                       Not Applicable

12.  Incorporation of Certain               Incorporation of Certain
     Information                            Information by Reference
     by Reference

13.  Disclosure of Commission Position      Indemnification
     on Indemnification or Securities
     Act Liabilities

-------------------------------------------------------------------------------

REOFFER PROSPECTUS

MONOGRAM PICTURES, INC.

10,000,000 Shares of Common Stock
($0.001 par value per share)

The shareholders named in the table included in the "Selling Shareholders" section of this Reoffer Prospectus, which begins on page 15, are offering all of the shares of common stock covered by this Reoffer Prospectus. Those people are called Selling Shareholders and will be referred to throughout this document as the "Selling Shareholders". The Selling Shareholders are two recently appointed members of the Board of Directors of Monogram Pictures, Inc., Thomas W. Kearney and Lee Mullineaux and a consultant to the Company, David Salmon. Messrs. Kearney and Mullineaux each received in payment of past, present and future services, 4,000,000 shares of our common stock.
David Salmon has received 2,000,000 shares for consulting services rendered, being rendered and to be rendered to the Company. Such shares of our common stock were issued to Messrs. Kearney, Mullineaux and Salmon as compensation in lieu of cash.

We will not receive any of the proceeds from such sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

The Selling Shareholders may sell all or a portion of their stock at any time whether through a broker, or otherwise. The stock will generally be sold at the market price or whatever price is negotiated. Shares to be sold by Messrs. Kearney and Mullineaux which are covered by this Reoffer Prospectus will be required to comply with the volume limitations under Rule 144(e) of the Securities Act.

Our common stock is quoted on the OTC Electronic Bulletin Board (Symbol:
MOPP). On January 3, 2002, the closing price of the common stock was $0.30 per share.

See "Risk Factors" beginning on page 11 for a description of certain factors that should be considered by purchasers of our common stock.

We have not, nor has any individual named in this Reoffer Prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this Reoffer Prospectus. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy.

We have filed a registration statement on Form S-8 with respect to the common stock offered by this Reoffer Prospectus with the Securities and Exchange Commission under the Securities Act. This Reoffer Prospectus does not contain all of the information contained in the registration statement. You should read this entire Reoffer Prospectus carefully as well as the registration statement for additional information.

             The date of the Reoffer Prospectus is January 3, 2002
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ____________

This Reoffer Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                               TABLE OF CONTENTS
                                                                Page
Where You can Find More Information.............................  6
Forward-Looking Statements......................................  7
About Us........................................................  8
Risk Factors.................................................... 11
Use of Proceeds................................................. 15
Selling Shareholders............................................ 15
Plan of Distribution............................................ 17
Our Common Stock................................................ 19
Indemnification................................................. 20
Legal Matters................................................... 21
Experts......................................................... 21

         WHERE YOU CAN FIND MORE INFORMATION

We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our file number is File No. 0-20598. In addition, our proxy and information statements and other information about us can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 R Street, N.W., Washington, D.C. 20006.

The SEC allows us to "incorporate by reference" certain information into this Reoffer Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC and available through the facilities and web site described above. The information incorporated by reference is considered to be part of this Reoffer Prospectus. Information in this Reoffer Prospectus may update documents previously filed with the SEC, and later information that we filed with the SEC will automatically update this Reoffer Prospectus. We incorporate by reference all of the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

(1) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 2000;
(2) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2001;
(3) The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2001;
(4) The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2001;
(5) The Company's Report on Form 8-K for the period ended January 27, 2001;
(6) The Company's Report on Form 8-K for the period ended February 8, 2001;
(7) The Company's Report on Form 8-K for the period ended April 10, 2001;
(8) The Company's Report on Form 8-K for the period ended June 22, 2001;
(9) The Company's Report on Form 8-K for the period ended November 30, 2001;
and
(10)Any other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Reoffer Prospectus.
You may request a copy of the filings identified above at not cost by writing or telephoning us at the following address:

Corporate Secretary
Monogram Pictures, Inc.
1375 South Ft. Harrison Avenue
Clearwater, Florida 33756
800/685-8177

Information on our web site is not part of this Reoffer Prospectus.



FORWARD LOOKING STATEMENTS

Some of the information in this Reoffer Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

  -  the statements discuss our future expectations;

  - the statements contain projections of our future earnings or of our financial condition; and

  -  the statements state other "forward-looking" information.

We believe it is important to communicate our expectations to interested investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors set forth in this Reoffer Prospectus and in the documents that we have filed with the SEC, as listed above, as well as any cautionary language in or incorporated by reference into this Reoffer Prospectus, provide information concerning the risks inherent to our activities, as well as the uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in such risk factors, elsewhere herein or incorporated by reference into this Reoffer Prospectus and other events that we have not predicted or assessed could have a material adverse effect on our earnings, financial condition and business. If the events described above or other unpredicted events occur, then the trading price of our common stock could decline or our common stock could become without value in any market therefor and you may lose all or part of your investment.


ABOUT US

We were formed on March 13, 1989 in the State of Nevada. Originally we acquired the rights and license to sell and exploit commercially a patented stone hot plate that operated without electrical connection, in the United States, Canada, Mexico and the West Indies. We also obtained and further enhanced procedures for the development, decoration, establishment and operation of restaurants in the United States and such other countries using the Stone Grill for tabletop cooking. From 1989 to 1993, we tried to market and sell the Stone Grill cooking and its Stone Grill products and even tested a restaurant in 1991. During 1993, we decided not to continue in the restaurant business. We sold all of our interest to Stone Grill Restaurants, Inc., a related company.

During 1994, we started to acquire the materials to do business in interactive media and communications. We started to acquire programming, a broadcast film library, computers, video, studio, broadcast and cable equipment and pre-paid air time. We have tried to operate as a temporary employment agency for professionals. On March 14, 2000, we acquired 75% of Interstate Management Services Company in return for 750,000 shares of our common stock. This business was not successful. This acquisition transaction was rescinded on December 21, 2000.

We have changed our corporate name a few times in the past two years. On April 25, 2000, we changed our name from Definition, Ltd., to e Personnel Management.com. On September 25, 2000, we changed our name to Monogram Pictures, Inc.

We are no longer actively engaged in the film industry. We did at one time focus on the distribution and marketing of our film library. We had originally acquired the film library in 1999 for $2,500,000. We later sold the entire film library for $3,000,000. In August 17, 2000, we reacquired a film library from Media Classics Group, Inc., an affiliated company controlled by John and Donna Anderson, former officers and directors. In the past we sold outside the U.S. copies of video, film clips and programming from our broadcast film library of programs, documentaries, newsreels, music books and educational footage.
For the nine month period ended September 30, 2001, we reflected total revenues of $1,480,430, of which $1,439,991 was generated by our wholly-owned subsidiary General Personnel Management, Inc. ("GPM") and $40,439 of which was generated by our other wholly-owned subsidiary, Medical Discounts, Ltd., Inc. ("MDL").
We acquired GPM on June 1, 2000 in an exchange transaction. GPM is a California corporation and is a Professional Employment Organization having its offices in San Diego, California. Pursuant to a Stock Purchase Agreement dated October 1, 2001, we agreed to sell all of the outstanding shares of common stock of GPM owned by us to Oliver H. Martin for a consideration of $25,000, subject to certain conditions. Mr. Martin presently serves as President and Chief Executive Officer of GPM. We acquired Medical Discounts, Ltd., Inc. (MDL") on June 25, 2001. We presently own all of the outstanding common stock of MDL but such is anticipated to be distributed to our present shareholders and possibly persons purchasing shares under the auspices of this Reoffer Prospectus as subsequently described in this Reoffer Prospectus.

Pursuant to the consulting agreement which we have entered into as described later in this Reoffer Prospectus, we expect that our primary objective and activity will be to identify a suitable business entity with which to effect a business combination by way of merger, purchase of assets or other method. We have not selected any company for acquisition or merger and we do not intend to limit potential acquisition candidates to any particular field or industry, but we do retain the right to limit acquisition or merger candidates, if we so choose, to a particular field or industry. Our plans are in the initial implementation stage at this time. Subject to the letter of intent described later in this Reoffer Prospectus, we will have virtually unlimited discretion to search for and enter into potential business opportunities.

On January 17, 2001, Charles A. Cohen resigned as one of our Directors and Chief Financial Officer. Thomas W. Kearney now serves as our Chief Financial Officer and a member of the Board of Directors. Mr. Kearney is also a Selling Shareholder.

On February 8, 2001, John Anderson resigned from the Board of Directors in order to pursue personal business interests. Donna L. Anderson resigned as President and CEO, but continued to serve as a Director until her resignation in April 2001.

Under date of November 19, 2001, we entered into a letter of intent with A.S.K. Consulting, Inc. ("ASK"). Such letter of intent relates to an anticipated business combination between us and target entity to be identified by ASK during the future time. As a result of any business combination consummated, of which there can be no assurance, it is anticipated that we will have outstanding 9,900,000 shares of our common stock, 9,500,000 of which are anticipated to be held of record and beneficially by the holders of the target entity at the time of the consummation of the business combination, which shall constitute 95% of our shares then outstanding. The balance of 400,000 shares of our common stock are anticipated to be held of record and beneficially by our shareholders of record immediately preceding the consummation of the business combination which shall constitute 5% of shares then outstanding. The 9,500,000 shares expected to be issued in the combination will most likely constitute Restricted Securities as that term is defined under the Federal securities laws and the SEC.

The letter of intent contains certain anti-dilutive provisions, indicating, in summary, that the then present holders of the outstanding common stock of the Company at the conclusion of the anticipated business combination transaction will own of record and beneficially not less than 4% of the shares of our common stock outstanding immediately subsequent to the consummation of the business combination transaction. Such anti-dilutive provisions shall be effective for a period of 12 months from the date of any definitive agreement which governs the business combination transaction between us and a target entity.

As earlier indicated in this Reoffer Prospectus, we own all of the outstanding common stock of MDL. MDL is a Florida corporation which engages in the providing of medical and related services on a membership basis with a significant deductible. In accordance with the letter of intent, we and MDL are required to take all appropriate and necessary steps to permit the distribution of substantially all of the common stock of MDL owned by us to the holders of our common stock presently outstanding. We intend to accomplish such distribution pursuant to the provisions of a registration statement to be filed with the SEC, such filing anticipated to occur not later than January 2002. MDL, during the time prior to and subsequent to such anticipated distribution, will continue its business activities under its present management. We expect to own at the conclusion of such distribution 5% of the common stock of MDL then outstanding for which we are required to pay an aggregate cash consideration to MDL of $135,000. Such $135,000 is to be provided by ASK in accordance with the letter of intent.

With respect to such $135,000 amount, ASK was required to remit on or before November 30, 2001, the amount of $10,000 to MDL. On or before December 22, 2001, ASK shall remit the amount of $10,000 to MDL. During January 2002, ASK shall remit to legal counsel engaged by ASK the amount of $20,000 which is intended to provide for and defray the legal fees to be incurred by MDL in connection with the preparation, filing and processing to effectiveness of the Registration Statement relating to the distribution of MDL's common stock described above. On or before February 15, 2001, ASK shall provide to MDL the balance of such $135,000, which is $95,000. With respect to the final remittance of $95,000 to be made by ASK to MDL, a 15-day payment grace period is allowed. The $135,000 obligation of ASK to us and MDL is evidenced by a promissory note given by ASK.

The letter of intent also provides that ASK will develop a capital formation plan which will involve proceeds in the minimum amount of $135,000 and in maximum amount of $1,000,000. Such proceeds will be utilized to facilitate the transactions provided for and contemplated by the letter of intent. The capital formation plan and activity must result in proceeds of $135,000 as of the close of business on March 2, 2002 in order for the other contemplated transactions described in the letter of intent to go forward.

On November 29, 2001 and in accordance with the provisions of the letter of intent, our Board of Directors approved the issuance of an aggregate 8,000,000 shares of our common stock to Thomas W. Kearney, Lee Mullineaux. On December 18, 2001 and Jan 2, 2002 our board approved and issued a total of 2,000,000 shares of our common stock to David Salmon. Messrs. Kearney and Mullineaux, as of November 28, 2001, have been appointed members of our Board of Directors. David Salmon acts as a consultant to the Company and ASK in connection with the identification of a target entity and related matters. As indicated earlier in this Reoffer Prospectus, Messrs. Kearney and Mullineaux have each been issued 4,000,000 of our common stock and David Salmon has been issued 2,000,000 shares. For information concerning the percentage of ownership vested of record and beneficially in Messrs. Kearney, Mullineaux and Salmon, see the Reoffer Prospectus section captioned SELLING SHAREHOLDERS. Messrs. Kearney and Mullineaux are shareholders of ASK and also serve as directors and officers of ASK.

All of the 10,000,000 shares issued to Messrs. Kearney, Mullineaux and Salmon are being offered pursuant to this Reoffer Prospectus.

In connection with the appointment of Messrs. Kearney and Mullineaux as members of our Board of Directors, our Board of Directors accepted the resignations of Charles Kiefner, David Hastings and John Bartoli.

Effective May 2, 2001, we declared a 1 for 10 reverse stock split, resulting in 15,150,286 shares being outstanding as of November 30, 2001. Such share amount reflects the issuance to Messrs. Kearney, Mullineaux and Salmon.
RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones which may adversely affect us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations which are now concentrated in an effort to identify a target entity and to consummate a business combination under the auspices of the letter of intent with ASK. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE MAY NOT BE PROFITABLE OR GENERATE CASH FROM OPERATIONS IN THE FUTURE.

We have incurred significant losses during our years of operations. As indicated earlier in this Reoffer Prospectus, we intend to distribute substantially all of the common stock of MDL owned by us and we have entered into an agreement to sell of our ownership in GPM. These two wholly-owned subsidiaries during recent times have been our sole source of operating revenues and as a result of the distribution and disposition transactions, this revenue source will be substantially lost to us. There is no present or anticipated replacement for such revenue loss and we are placing all of our expectations on our ability to successfully identify a target entity and to consummate a business combination with a target entity which hopefully will have operating revenues and perhaps operating profits. No assurance can be given that this will ever happen.

THE SPECULATIVE NATURE OF OUR PRESENT OPERATIONS.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company when and if identified and a combination completed. While management, with the assistance of ASK, intends to seek a business combination with an entity having an established operating history, there can be no assurance that, with the assistance of ASK, we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, the success of our operations will be dependant upon the management, operations, and financial condition of the target company, and numerous other factors beyond anybody's control.

THERE IS A SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS.

Most likely we are and will continue to be an insignificant participant in the business of seeking a combination with a suitable business entity. A large number of established and well-financed entities, including venture capital firms, are active in the acquisition of companies which may be target candidates to us. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we do. Consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.

WE HAVE NO AGREEMENT FOR ANY BUSINESS COMBINATION OR OTHER TRANSACTION.

Other than our letter of intent with ASK, we have no arrangement, agreement or understanding with respect to engaging in a business combination transaction with a business entity. There can be no assurance that we, with the assistance of ASK, will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. There is no assurance that we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved to consider a business combination with it. Accordingly, we may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

OUR MANAGEMENT IS NOT REQUIRED TO MAKE A FULL TIME COMMITMENT TO THE COMPANY.

The present members of our Board of Directors are Messrs. Thomas W. Kearney, Lee Mullineaux and Steven Swank. Mr. Swank serves as President and Chief Executive Officer and Mr. Kearney serves as Vice President, Treasurer and Chief Financial Officer. Mr. Mullineaux serves as our Secretary. None of these persons are required to devote their full business time to our business affairs and our present business plan which is to identify an entity with which to effect a business combination with the assistance of ASK and pursuant to the letter of intent. As indicated earlier in this Reoffer Prospectus, Messrs. Kearney and Mullineaux are also shareholders, directors and officers of ASK and, accordingly, will be required to allocate their business time between our business affairs, those affairs of ASK and any other business activities in which Messrs. Kearney and Mullineaux may be engaged. Such is also the case with Steven Swank. We do not maintain any key man life insurance on any of our officers. Such additional business activities may also result in conflict of interest situations coming into existence between us and one or more of our officers and directors.

BEING A REPORTING COMPANY COMPLICATES AND COULD DELAY AN ACQUISITION.

Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") requires us to provide certain information about significant acquisitions including certified financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such statements may significantly delay or, as a practical matter, preclude consummation of an otherwise desirable business combination transaction. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate target entities so long as the reporting requirements of the Exchange Act are applicable.





CERTAIN REGULATIONS MAY APPLY TO OUR OPERATIONS.

Although we will be subject to the provisions of the Exchange Act, we believe that we will not be subject to the provisions of the Investment Company Act of 1940 since we will not be engaged in the business of investing or trading in securities. In the event that we engage in business combinations which result in our holding passive investment interests in a number of entities (which is not expected), we could be subject to the provisions of the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.

OUR PRESENT PLAN OF OPERATION ANTICIPATES SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS AS A RESULT OF A BUSINESS COMBINATION.

As discussed above, our plan of operation is based upon a business combination with a business entity which, in all likelihood, will result in our issuing our common stock to shareholders of such business entity. The issuance of previously authorized and unissued common stock by us would result in a reduction in percentage of shares owned by our present shareholders and is expected to result in a change in our control or management. Control of our company has also changed as a result of the issuance of the shares of our common stock to Messrs. Kearney, Mullineaux and Salmon as described above in this Reoffer Prospectus.

WE MAY NOT BE ABLE TO ENGAGE IN A TAX FREE ACQUISITION.

We intend to structure any business combination so as to minimize the Federal and state tax consequences to both us and the target entity. However, there can be no assurance that such a business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both Federal and state taxes which may have an adverse effect on the parties to the transaction and therefore the transaction itself.

DEPENDENCE UPON MANAGEMENT PERSONNEL AND ASK.

In order to successfully carry out our business plan, which relates to the identification of a target entity and the conclusion of a business combination with such target entity, we are totally dependent upon the ability of our present directors and officers, Messrs. Swank, Kearney and Mullineaux and the services of ASK. The loss of the services of particularly Messrs. Swank and Kearney will have an adverse affect on our ability to identify a target entity and to consummate a business combination with such identified target entity.
As indicated, we do not maintain key man life insurance on any of our executive officers. Additionally, none of our executive officers receive any cash compensation for their services to our company nor are such executive officers employed by us pursuant to any written employment agreement.





CONTROL BY EXISTING MANAGEMENT.

The members of our Board of Directors own a significant portion of our outstanding common stock. In that regard, Steven Swank, a director and our Chief Executive Officer, owns of record and beneficially 1,102,500 shares of our common stock, constituting6.4% of shares outstanding as of November 30, 2001. Messrs. Kearney and Mullineaux each own 4,000,000 shares of our common stock and, accordingly, Messrs. Kearney and Mullineaux are each vested with 23.3% record and beneficial ownership of our outstanding shares as of November 30, 2001. As indicated earlier in this Reoffer Prospectus, a significant additional number of our authorized but unissued shares are anticipated to be issued in a business combination transaction. While we are unaware of any understandings whereby Messrs. Swank, Kearney and Mullineaux will agree to vote in concert, Messrs. Kearney and Mullineaux may be reasonably expected to vote in concert and accordingly voting control of the Company may be vested in Messrs. Kearney and Mullineaux until such time as the shares of our common stock held by them are sold under the auspices of this Reoffer Prospectus.

THE VALUE OF OUR STOCK HAS IN THE PAST AND MAY IN THE FUTURE CHANGE SUDDENLY AND SIGNIFICANTLY.

The trading price of our common stock has been subject to significant fluctuations to date and could be subject to wide fluctuations in the future, in response to many factors, including the following:

 Quarter-to-quarter variations in our operating results,

 General financial market conditions, or

 Other events or factors.

In this regard, we do not endorse or accept responsibility for the estimates or recommendations issued by stock research analysts from time to time. The volatility of public stock markets, and media stocks specifically, have frequently been unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the market price of our common stock.

Also, trading in our common stock on the Electronic Bulletin Board has been sporadic and we believe that there is a limited market for our shares of common stock at the present time. Due to these factors, persons purchasing our common stock under the auspices of this Reoffer Prospectus may encounter difficulty in any effort to dispose of same or to obtain accurate quotations as to the price of our trading common stock in the so-called "pink sheets".

Additionally, our outstanding common stock capable of being traded on the Electronic Bulletin Board market is a designated security or "penny stock". Such designation as a penny stock requires broker-dealers engaging in transactions involving our outstanding common stock to implement and accomplish certain due diligence procedures before buy-sell transactions in our shares of common stock can be effected. If we become an operating company meeting certain criteria as a result of the consummation of a business combination transaction, such designation as a penny stock may be eliminated. There can be no assurance that we will be successful in causing this to happen, however. Information concerning penny stocks and the designation of our shares as such is set forth in a comprehensive manner in our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2000. Such Report may be examined through the facilities earlier identified in this Reoffer Prospectus.

AFFECT ON NET TANGIBLE BOOK VALUE PER SHARE

Prior to the issuance of our shares to Messrs. Kearney, Mullineaux and Salmon, there were outstanding 7,150,280 shares which, on a pro forma basis, and based upon our financial condition at September 30, 2001, had a net tangible book value of $(.29). As a result of the issuance of the 10,000,000 shares to Messrs. Kearney, Mullineaux and Salmon and on a pro forma basis, such net tangible book value at September 30, 2001 would have been $(.012).

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock by the Selling Shareholders.


SELLING SHAREHOLDERS

The following table lists (a) the name of the Selling Shareholders, (b) the number of shares of common stock beneficially owned by each Selling Shareholders prior to the offering made by this Reoffer Prospectus, (c) the number of shares being offered under this Reoffer Prospectus by such Selling Shareholders and (d) the number of shares of common stock beneficially owned by each Selling Shareholder after the completion of the offering. The table assumes that the Selling Shareholders will sell all shares they are offering under this Reoffer Prospectus, and that the Selling Shareholders will not acquire additional shares of our common stock prior to completion of this offering. The shares are being registered to permit secondary trading of the shares, and the Selling Shareholders may offer such shares for resale from time to time. See "PLAN OF DISTRIBUTION".





                                                    Shares to   Percentage
                               Number      Shares   be Owned      to be
                               of Shares   to be     After     Owned After
Name of Selling Shareholder    Owned(1)    Offered  Offering(2) Offering(2)
---------------------------    ---------  ---------  ---------  -----------
Thomas W. Kearney              4,000,000  4,000,000      0            0
5911 Midnight Pass Road, #201
Sarasota, Florida  34242

Lee Mullineaux                 4,000,000  4,000,000      0            0
1327 Laurel Green Court
New Port Richey, Florida 34655

David Salmon                   2,000,000  2,000,000      0            0
1719 Santa Anna Drive
Dunedin, Florida  34698

(1) Except as set forth herein, all securities are directly owned and the sole investment and voting power are held by the person named.

(2) Based upon 17,150,286 shares of common stock issued and outstanding as of January 3, 2002.

We believe that all of the above individuals are natural persons; they provided or are providing bona fide services to us; and the services they performed were not for capital-raising transactions and do not directly or indirectly promote or maintain a market for our stock.

Thomas W. Kearney, age 53, formerly practiced public accounting and has acted as a business consultant. Mr. Kearney presently serves as a member of the Board of Directors and President of ASK. Mr. Kearney has also served as Vice President and Chief Financial Officer of Alliance Broadcasting, Inc., which during its operational period, operated commercial radio stations. Alliance Broadcasting, Inc. has ceased operations.

Lee Mullineaux, age 80, also serves as a member of the Board of Directors of ASK and since 1995 has acted as an independent business and insurance consultant to small businesses throughout the Tampa Bay, Florida market area. Mr. Mullineaux maintains his business office in Clearwater, Florida.

David Salmon, age 38, is acting as a consultant to us and is also assisting ASK with respect to the responsibilities of ASK under the letter of intent earlier described in this Reoffer Prospectus. During the past five years, Mr. Salmon has served as Chief Operating Officer of Stampede Worldwide, Inc. of Tampa, Florida. Stampede Worldwide, Inc. developed Internet software and engaged in a commercial web offset printing business.

PLAN OF DISTRIBUTION

We have been advised by the Selling Shareholders that they intend to sell all or a portion of their shares of common stock offered by this Reoffer Prospectus from time to time. These sales may be made:

  -  on the over-the counter market;

  -  to purchasers directly;

  - in ordinary brokerage transactions in which the broker solicits purchasers;

  - through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

  - through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

  - through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Reoffer Prospectus;

  - through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

  -  in any combination of one or more of these methods; or

  -  in any other lawful manner.

The Selling Shareholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, such Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

Any broker-dealer participating in such transactions as agent may receive commissions form the Selling Shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Brokerage fees may be paid by the Selling Shareholder, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for any Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealers commitment to such Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the over-the-counter Bulletin Board, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiate prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

All shares of Thomas W. Kearney and Lee Mullineaux and any other affiliates which are covered by this Reoffer Prospectus will be required to comply with the volume limitations under Rule 144(e) of the Securities Act.

The Selling Shareholders will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the common stock by the Selling Shareholders. All of the foregoing may affect the marketability of the common stock.

We, together with ASK, will pay substantially all of the expenses incidental to this offering of shares by the Selling Shareholders, other than brokerage and selling fees. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts. We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

In order to comply with certain states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and we or the Selling Shareholders comply with the applicable requirements.

We may be required to file a supplemental Reoffer Prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this Reoffer Prospectus would contain:

(1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller;

(2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller; and

 (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this Reoffer Prospectus, including any Reoffer Prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.
OUR COMMON STOCK

Common Stock

We can issue up to 100,000,000 shares of common stock, $0.001 par value per share and 5,000,000 shares of Preferred Stock. Our stockholders are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. A majority of our outstanding common stock can elect the entire Board of Directors of the Company. Presently, voting control of the Company is vested in Messrs. Swank, Kearney, Mullineaux and Salmon, assuming that such persons vote in concert. Such will not be the case if Messrs. Kearney, Mullineaux and Salmon sell a significant number of our shares of common stock pursuant to this Reoffer Prospectus. Our bylaws say that a majority of the outstanding shares is a quorum for shareholders' meetings, except if the bylaws or a law say otherwise.

Our shareholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is subject to redemption and will carry no subscription or conversion rights. If we liquidate, our common stock will be entitled to share equally in corporate assets after satisfaction of our liabilities. The shares of common stock, once issued, is fully paid and non-assessable.

Our stockholders can receive dividends if the Board of Directors decides to do so and if we have the funds legally available. It is the present policy of our Board of Directors not to declare and pay cash dividends and such policy is anticipated to be continued during the future time.

Our directors have the authority to issue shares without action by the shareholders.

Stock Option Plan

In October 1999, we adopted a stock option plan to reward key officers and directors. The plan allows us to give stock options for up to 1,000,000 shares of common stock. We call the Plan the 1999 KEY EMPLOYEE'/DIRECTOR STOCK OPTION PLAN. On April 19, 2001, our directors approved the issuance of options to acquire 950,000 shares from the Plan. The options are exercisable for a period of two years for a price of $0.01 per share. No option certificates have as yet been issued. The Selling Shareholders have not been granted options.

We are advised that Steven Swank and Charles Kiefner (a former director) each exercised options providing for the issuance of 250,000 shares each to Messrs. Swank and Kiefner. We are further advised that Mr. Swank has or is reversing such exercise in its entirety.

Transfer Agent

Our transfer agent for the shares of common stock is Corporate Stock Transfer, 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209.







INDEMNIFICATION

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Nevada law provides that Nevada corporations may include within their Articles of Incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their Articles of Incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the Articles of Incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

Our corporate charter provides that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Nevada Revised
Statutes, ss.78300. In addition, Nevada Revised Statues, ss. 78.751 and Article VII of our Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is set forth in the following paragraph, but such summary is qualified in its entirety by reference to Article VII of our Bylaws.

In general, any director of officer (an "Indemnitee") who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of us), whether civil, criminal, administration or investigative (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of us or is or was serving in any capacity for us as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by us for actions taken by the Indemnitee and for all omissions to the full extent permitted by Nevada law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. the rights to indemnification specifically include the right to reimbursement by us for all reasonable costs and expenses incurred in connection with the Proceeding and indemnification continues as to an Indemnitee who has ceased to be a director or officer. The Board of Directors may include employees and other persons as though they were Indemnitees. The rights to indemnification are not exclusive of any other rights that any person may have by law, agreement or otherwise.

The Bylaws also provide that we can purchase and maintain insurance or make other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program for self-insurance, the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets (including cash) and the establishment of a letter of credit, guaranty or surety.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



LEGAL MATTERS

Our special counsel, William T. Kirtley, P.A., Sarasota, Florida, will pass upon the validity of the issuance of the shares of common stock offered hereby.



EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this Reoffer Prospectus by reference from the Company's Annual Report on Form 10-KSB and 10-KSB/A for the year ended December 31, 2000 have been audited by Clancy & Co., PLLC, Certified Public Accountants, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing as stated in their report.





PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

  Filing Fee with the Securities and Exchange Commission   $    526.00
  Legal fees                                                  7,000.00
  Accounting Fees                                             2,000.00
  Printing                                                    1,500.00
  Miscellaneous Expenses                                      1,000.00
                                                            ----------
                                                            $12,026.00

All of the foregoing-described expenses are being paid by the Registrant.

Item 15. Indemnification of Directors and Officers

Nevada Revised Statutes 78.037 is incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Item 16. Exhibits

Certain of the following exhibits are filed as part of this registration statement.

The following are filed as exhibits to this Registration Statement:

Exhibit No.                                                Description

(3)(i) Amended and Restated Articles of Incorporation, dated January 13, 1995, of the Company. Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

(3)(ii) Bylaws of the Company, dated January 13, 1995. Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.
(5)  Opinion of William T. Kirtley, P.A.

(23)(a)  Consent of Clancy and Co., PLLC, Certified Public Accountants

(23)(b)  Consent of William T. Kirtley, P.A.

(24) Powers of Attorney (contained on sequential page of this Registration Statement)

Item 17. Undertakings

(a)  The Registrant hereby undertakes

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Act;

   (ii) To reflect in the prospectus any factors or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

 (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on the 2nd day of January, 2002.

MONOGRAM PICTURES, INC.



By    /s/  Steven Swank
     Steven Swank, President and Chief
     Executive Officer



By   /s/  Thomas W. Kearney
     Thomas W. Kearney, Treasurer and
     Chief Financial Officer

Date:  January 2, 2002



KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Kearney as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or Blue Sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:





Signature                            Title                         Date

  /s/  Steven Swank           President and Chief Execu-   January 2, 2002
Steven Swank                  tive Officer, Director



  /s/  Lee Mullineaux         Secretary, Director          January 2, 2002
Lee Mullineaux


  /s/  Thomas W. Kearney      Treasurer and Chief          January 2, 2002
Thomas W. Kearney             Financial Officer, Director





MONOGRAM PICTURES, INC.


REGISTRATION STATEMENT ON FORM S-8


EXHIBIT (5)


WILLIAM T. KIRTLEY, P.A. LETTERHEAD


January 2, 2002


Board of Directors
Monogram Pictures, Inc.
1375 S. Ft. Harrison Avenue
Clearwater, Florida  33756

 Re: Registration Statement on Form S-8 relating to 10,000,000 shares of the common stock of Monogram Pictures, Inc.

Gentlemen:

 The undersigned has acted as special counsel for Monogram Pictures, Inc., a Nevada corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed or to be filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such Registration Statement relates to the registration of an aggregate 10,000,000 shares of the Company's common stock, par value $.001 (the "Shares" or the "Common Stock"), all of which may be sold by certain stockholders of the Company, to wit: Thomas W. Kearney, Lee Mullineaux and David Salmon. Messrs. Kearney and Mullineaux presently serve as members of the Board of Directors of the Company and, accordingly, any sales made by them may be required to be made within the provisions of Rule 144 promulgated under the referenced Act.

 In connection with the rendering of the opinions subsequently set forth herein, the undersigned has examined the Registration Statement and such documents and records of the Company and such other documents as I have deemed necessary and appropriate for such purpose. The undersigned has not made any independent review or investigation of the organization, existence, good standing, assets or business affairs of the Company or of any other matters. Additionally, in rendering the opinions expressed herein, the undersigned has assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures and the authenticity of all documents which have been delivered to the undersigned.

 Moreover, the undersigned has not undertaken any independent investigation to determine facts bearing on this opinion and no inference as to the best of the undersigned's knowledge of facts based upon an independent investigation should be drawn from this representation. Further, in rendering the opinions expressed herein, the undersigned has made the following assumptions:

1. Messrs. Kearney and Mullineaux are members of the Board of Directors and officers of the Company and David Salmon is an independent consultant to the Company and A.S.K. Consulting, Inc. ("ASK"), a corporate entity which is a party to a certain letter of intent with the Company, all as is more fully described in the referenced Registration Statement;

2. Shares issued to any consultant, namely David Salmon, were issued by the Company for bona fide services to the Company and such services were not for capital raising transactions and did not and do not directly or indirectly promote or maintain a market for the Company's Common Stock;

3. All of the Selling Shareholders (as that term is defined in the Registration Statement) are natural persons; and

4. All Shares were acquired by the Selling Shareholders prior to the filing of the referenced Registration Statement.

 Based upon the foregoing and in the light of the following action and occurrences, to wit:

1. due action by the Board of Directors of the Company authorizing the issuance of the Shares by the Selling Shareholders;

2. the filing of the Registration Statement and any amendments thereto and the becoming effective of the Registration Statement;

3. due execution by the Company and registration by its registrars of the Shares of the Selling Shareholders and sale thereof as contemplated by the Registration Statement in accordance with the aforesaid corporate and governmental authorizations; and

4. the Selling Shareholders, where required, will be acting in compliance with the terms and conditions of Rule 144, specifically Rule 144(e), as required by the General Instructions to Form S-8 the Shares are duly authorized for issuance and are validly issued, fully paid and non-assessable.

The undersigned also consents to the filing of this opinion as an exhibit to the Registration Statement and the undersigned has provided the undersigned's consent to the Company to be named as special counsel in the Registration Statement.

 This opinion is given as of the date hereof and the undersigned assumes no obligation to advise you after the date hereof of the facts and circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.
 This opinion is rendered only to the Company and is solely for the Company's benefit in connection with the transactions described herein. This opinion may not be relied upon by the Company for any other purpose or furnished or quoted to or relied upon by any other person, firm or corporation for any purpose without the prior written consent of the undersigned.

Very truly yours,

/s/  WILLIAM T. KIRTLEY, P.A.

William T. Kirtley, P.A.

WTK:cjs






MONOGRAM PICTURES, INC.


CONSENT OF INDEPENDENT AUDITORS


EXHIBIT (23)(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Monogram Pictures, Inc. on Form S-8 of our report dated May 16, 2001, included and incorporated by reference in the Annual Report on Form 10-KSB of Monogram Pictures, Inc. for the year ended December 31, 2000, and to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the Reoffer Prospectus.


/s/ Clancy and Co., P.L.L.C.
----------------------------------------
CLANCY AND CO., P.L.L.C.
Certified Public Accountants

January 3, 2002






MONOGRAM PICTURES, INC.

CONSENT OF WILLIAM T. KIRTLEY, P.A.

EXHIBIT (23)(b)

CONSENT OF WILLIAM T. KIRTLEY, P.A.


	The undersigned is named as special counsel who will pass upon, among other matters, the validity of issuance of the common stock of Monogram Pictures, Inc. (the "Registrant) in the Registration Statement on Form S-8 "Registration Statement under the Securities Act of 1933." The undersigned consents to the use of its name in such Registration Statement.



      /s/ William T. Kirtley, P.A.
WILLIAM T. KIRTLEY, P.A.

Sarasota, Florida
January 2, 2002